Exhibit 10.15.2

March 12, 2009

Aventine Renewable Energy, Inc.
Aventine Renewable Energy – Mt Vernon, LLC
Aventine Renewable Energy – Aurora West, LLC
1300 South Second Street
Pekin, Illinois  61554
Attention:      Mr. Ron Miller, Chief Executive Officer

Re:
Credit Agreement dated as of March 23, 2007 (as amended, the “Credit Agreement”), among Aventine Renewable Energy, Inc., a Delaware corporation, Aventine Renewable Energy, Mt. Vernon, LLC, a Delaware limited liability company, Aventine Renewable Energy - Aurora West, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions now or hereafter party thereto as lenders (the “Lenders”).  Unless otherwise indicated, all capitalized terms used herein, but not otherwise defined, shall have the same meanings herein as in the Credit Agreement.

Gentlemen:

Borrowers have advised Administrative Agent and Lenders that as a result of the existence of certain mechanic’s and other like Liens imposed by law and Borrowers’ delinquency in making payments to Kiewit Energy Company and other contractors, in each case solely with respect to the construction projects located at 2157 Bluff Road, Mount Vernon, Indiana 47620 and 2103 Harvest Drive, Aurora, Nebraska 68818, Borrowers are in breach of Section 4.16 of the Senior Indenture, which breach shall become an “event of default” under and as defined in the Senior Indenture upon such breach continuing for a period of 60 consecutive days after written notice thereof is received by Borrowers from the trustee or the holders of 25% or more in aggregate principal amount of the Senior Notes (the “Indenture Violation”).  The Indenture Violation is an immediate Event of Default under Article VII(g) of the Credit Agreement (the “Specified Default”) and Borrowers hereby request that the Required Lenders execute this letter agreement (this “Letter Agreement”) to, inter alia, evidence Lenders’ limited waiver of the Specified Default from the date hereof through the earlier of (i) April 15, 2009 or (ii) the occurrence of any Default or Event of Default (other than the Specified Default) under the Credit Agreement (the “Specified Period”). In reliance on the representations and warranties of Borrowers contained herein, and subject to the limitations set forth herein, Lenders hereby waive the Specified Default solely for the Specified Period.

The limited waiver granted pursuant to this Letter Agreement is limited solely to the Specified Default and solely for the Specified Period, as applicable, and nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of Borrowers which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document.  Neither Lenders nor Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document.

By executing this letter in the space indicated below, Borrowers and the other Loan Parties acknowledge and agree to the terms and provisions set forth in this letter, and further acknowledge, represent, warrant, covenant and agree with the Administrative Agent and the Lenders as follows:

(a)
As of the date of this Letter Agreement, (1) no Default or Event of Default has occurred which is continuing after giving effect to the limited waiver contained herein, and (2) neither Borrowers nor any other Loan Party has any defense to (A) the obligation to pay the Obligations when due, or (B) the validity, enforceability or binding effect against Borrowers or any other Loan Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

(b)
Each representation and warranty of Borrowers and the other Loan Parties contained in the Credit Agreement and each of the other Loan Documents is true and correct on the date hereof after giving effect to the waiver contained herein.

(c)
Borrowers hereby agree to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Letter Agreement and all related documents.

(d)
This Letter Agreement may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Letter Agreement until a counterpart hereof has been executed by Borrowers and Required Lenders.  Facsimiles or other electronic transmissions shall be effective as originals.

(e)
THIS LETTER AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(f)	This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(g)	This Letter Agreement constitutes a “Loan Document” under and as defined in the Credit Agreement.

[Signature Pages to Follow]

Please evidence your agreement to each of the provisions of this Letter Agreement by executing a counterpart hereof where indicated and returning a fully executed counterpart to Bailey Pham, counsel for Administrative Agent, via facsimile number (214) 999-7798 or via electronic e-mail at bpham@velaw.com, with four (4) originals delivered to Bailey Pham via overnight delivery at: Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201.

Very truly yours,

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Jeff A. Tompkins
Name:	Jeff A. Tompkins
Title:	Vice President

BANK OF AMERICA, N.A., individually as a Lender

By:
Name:
Title:

UBS LOAN FINANCE LLC, individually as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Marie Haddad
Name:	Marie Haddad
Title:	Associate Director

WELLS FARGO FOOTHILL, LLC, individually as a Lender

By:	/s/ Rina Shinoda
Name:	Rina Shinoda
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., individually as a Lender

By:
Name:
Title:

SIEMENS FINANCIAL SERVICES, INC., individually as a Lender

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a Lender

By:	/s/ M. Galovican
Name:	M. Galovican
Title:	Director

Acknowledged and Agreed
as of the 12th day of March, 2009 by:

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY – MT VERNON, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY H OLDINGS, INC.

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE RENEWABLE ENERGY, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

AVENTINE POWER, LLC

By:	/s/ Ronald Miller
Ronald Miller, Chief Executive Officer

NEBRASKA ENERGY, L.L.C.

By:	/s/ Daniel Trunfio
Daniel Trunfio, President